Exhibit 99.1

Zayo to Acquire Electric Lightwave

Acquisition will add more than 12,000 route miles of fiber in Western U.S.

BOULDER, Colo. - November 30, 2016 - Zayo Group Holdings, Inc. (NYSE: ZAYO) today announced it has entered into an agreement to acquire Electric Lightwave, formerly known as Integra Telecom, for $1.42 billion in cash. Electric Lightwave, which provides infrastructure and telecom services primarily in the western United States, has 8,100 route miles of long haul fiber and 4,000 miles of dense metro fiber in Portland, Seattle, Sacramento, San Francisco, San Jose, Salt Lake City, Spokane and Boise, with on-net connectivity to more than 3,100 enterprise buildings and 100 data centers.

“Electric Lightwave provides us another unique and dense regional fiber network that advances our position as the only national independent infrastructure provider remaining in the U.S.,” said Dan Caruso, chairman and CEO, Zayo. “Electric Lightwave has both strong metro fiber assets in key West Coast markets and capacity and routes that will augment Zayo’s intercity footprint.”

Approximately 40 percent of Electric Lightwave’s existing revenue aligns with Zayo’s infrastructure-focused business segments and will be rapidly integrated into the core Zayo organization, processes and systems. The remainder, which is a valuable and viable cash-flow generating business, has a customer base that aligns well with Zayo’s Canadian SME and voice businesses. “Zayo has a proven track record of integrating key fiber infrastructure assets while also maximizing the value of more traditional telecom business units,” added Caruso.

Zayo expects to achieve significant revenue and cost synergies over the coming quarters, driven by the efficiencies of scale and achieved via Zayo’s proven, streamlined integration process. Zayo’s Tranzact platform and Salesforce.com implementation will provide seamless online access to viewing, purchasing and managing the combined customers and network.

Under the terms of the agreement, Zayo will acquire Electric Lightwave for a total cash consideration of $1.42 billion, representing a pre-synergized multiple of less than eight times LQA EBITDA of $180 million. In addition, Zayo anticipates more than $40 million in annual cost synergies to be realized throughout the integration process and will benefit from more than $400 million in net operating loss carryforwards acquired in the transaction. Zayo expects to close in the first calendar year quarter of 2017, subject to customary regulatory approvals and closing conditions. The transaction will be funded with a combination of cash on hand and debt.

Zayo will host a conference call today, November 30, at 8:00 a.m. EST to discuss this transaction. The conference call can be accessed by dialing 800-909-4761 using conference ID: 21836860. A live webcast of the conference call and associated presentation materials will be available on the investor relations section of Zayo’s website at http://investors.zayo.com.

Gibson Dunn & Crutcher LLP served as legal advisor to Zayo on the transaction. Latham & Watkins and Gray Plant Mooty served as legal advisors to Electric Lightwave.

For more information, please visit zayo.com

About Zayo Group

Zayo Group Holdings, Inc. (NYSE: ZAYO) provides communications infrastructure services, including fiber and bandwidth connectivity, colocation and cloud services to the world’s leading businesses. Customers include wireless and wireline carriers, media and content companies and finance, healthcare and other large enterprises. Zayo’s 114,500-mile network in North America and Europe includes extensive metro connectivity to thousands of buildings and data centers. In addition to high-capacity dark fiber, wavelength, Ethernet and other connectivity solutions, Zayo offers colocation and cloud services in its carrier-neutral data centers. Zayo provides clients with flexible, customized solutions and self-service through Tranzact, an innovative online platform for managing and purchasing bandwidth and services. For more information, visit zayo.com.

Forward Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words such as “believe,” “expect,” “plan,” “continue,” “will,” “should,” and similar expressions are intended to identify our forward-looking statements. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. These forward-looking statements involve risks and uncertainties, many of which are beyond our control. For additional information on these and other factors that could affect our forward-looking statements, see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our 10-K dated August 25, 2016. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.